Exhibit 99.1

StoneCastle Financial Corp. Reports Third Quarter 2019 Results

NEW YORK, October 30, 2019 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the third fiscal quarter ended September 30, 2019.

Third Quarter 2019 Investment Highlights:

•	Invested $15.0 million in two investments with a current average weighted coupon rate of 12.30%

•	Received full call proceeds of $14.5 million from two investments with a current average weighted coupon rate of 9.06%

•	Realized a capital gain on the sale of Happy Bancshares common stock of $1,001,000 or $0.15 per share

Investment Activity in the Third Quarter 2019 Included:

•	Purchased $10.0 million of Deutsche Bank AG, Senior Unsecured Debt Obligation, with a current coupon rate of 12.28%

•	Purchased $5.0 million of Marshall Holdings Limited, Variable Rate Perpetual Preferred Shares with a current coupon rate of 12.34%

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

The estimated annualized yield generated by the invested portfolio as of September 30, 2019 (excluding cash and cash equivalents) was approximately 9.55%.

Third Quarter 2019 Financial Results

Total earnings for the third quarter were $3,422,327 or $0.52 per share. Net investment income was $2,499,500 or $0.38 per share, comprised of $3,961,163 gross income and $1,461,663 of expenses. For the quarter, net realized capital gains were $922,827 or $0.14 per share. Net Assets at quarter end were $142,680,624. The Company’s Net Asset Value was $21.75 per share, down $0.05 from the prior quarter.

In the third quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on September 27, 2019 to shareholders of record at the close of business on September 23, 2019.

The Company had $25.2 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 14.9% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on September 30, 2019, the Company had total assets of $169,203,133 consisting of total investments of $166,898,025, cash of $118,193, and other assets of $2,186,915.  Other assets include interest and dividends receivable of $1,533,447 and prepaid assets of $653,468.

During the quarter, the Company purchased $10,000,000 face value of Deutsche Bank AG Senior Unsecured Debt Obligation, with a current coupon rate of 12.28%, maturing on 1/20/2026 and $5,000,000 face value of Marshall Holdings, Ltd. Variable Rate Perpetual Preferred Stock, with a current coupon rate of 12.34%. The Company received full call proceeds of $10,000,000 from Katahdin Bankshares, Floating Rate Non-Cumulative Preferred Stock, Series D, 8.75% and $4,490,669 from Mercantil TPS LLC Trust Preferred Securities 2015-1, 9.74% Note, 9/30/2030, 144A and received principal amortization payments of $1,560,209. Additionally, the Company also received $2,002,000 from the sale of Happy Bancshares common stock.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on October 30, 2019 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on November 13, 2019. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13694592. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC. To learn more, visit www.stonecastle-financial.com.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	September 30, 2019	June 30, 2019
Assets
Investments in securities, at fair value (cost: $167,368,577 and $164,361,636 respectively)	$166,898,025	$165,115,844
Cash	118,193	159,250
Interest and dividends receivable	1,533,447	2,226,763
Prepaid assets	653,468	651,965
Total assets	169,203,133	168,153,822

Liabilities
Loan payable	25,200,000	24,000,000
Investment advisory fee payable	746,924	733,082
Loan interest payable	38,541	3,672
Directors fee payable	825	5,876
Accrued expenses payable	536,219	473,855
Total liabilities	26,522,509	25,216,485
Net Assets	$142,680,624	$142,937,337

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,559	$6,557
Paid-in-Capital	143,864,020	143,826,543
Total distributable earnings / (loss)	(1,189,955)	(895,763)
Net Assets	$142,680,624	$142,937,337

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,559,010	6,557,261
Net asset value per common share	$21.75	$21.80
Market price per share	$22.16	$21.81
Market price premium to net asset value per share	1.89%	0.05%

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended September 30, 2019	For the Three Months Ended June 30, 2019
Investment Income
Interest	$3,053,901	$2,826,558
Dividends	774,108	1,091,134
Origination fee income	13,828	41,127
Other Income (service fees and due diligence fees)	119,326	84,618
Total Investment Income	3,961,163	4,043,437

Expenses
Investment advisory fees	746,924	733,081
Interest expense	258,348	361,786
Professional fees	66,760	88,773
Transfer agent, custodian fees and administrator fees	73,159	72,364
Directors’ fees	66,827	58,835
Bank administration fees	40,457	40,017
ABA marketing and licensing fees	37,845	37,434
Investor relations fees	31,205	30,865
Delaware franchise tax	22,943	22,694
Insurance expense	18,148	17,951
Valuation fees	15,152	14,988
Printing	14,670	14,511
Miscellaneous fees (proxy, rating agency, etc.)	69,225	83,894
Total expenses	1,461,663	1,577,193
Net Investment Income	$2,499,500	$2,466,244

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain / (loss) on investments	$922,827	$(109,845)
Net change in unrealized appreciation / (depreciation) on investments	(1,224,760)	1,235,125
Net realized and unrealized gain / (loss) on investments	(301,933)	1,125,280
Net Increase in Net Assets Resulting From Operations	$2,197,567	$3,591,524

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended September 30, 2019
Per Share Operating Performance
Net Asset Value, beginning of period	$21.80

Net investment income(1)	$0.38
Net realized and unrealized gain / (loss) on investments(1)	$(0.05)
Total from investment operations	$0.33

Less distributions to shareholders
From net investment income	$(0.38)
Total distributions	$(0.38)

Net asset value, end of period	$21.75

Per share market value, end of period	$22.16

Total Investment Return(2)
Based on market value	3.41%
Based on net asset value	1.54%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$142.7

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.06%
Expenses after waivers(5)*	4.06%
Net investment income(6)*	6.94%
Portfolio turnover rate**	11%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$25,200
Asset coverage per $1,000 for revolving credit agreement(7)	6,662

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.34%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.44%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.44%.
(6)	Ratio of net investment income to average managed assets equals 5.88%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized